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                                                                     Exhibit 5.1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300                                  www.mintz.com
Fax: 202/434-7400

                                 March 23, 2004

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Prospectus Supplement, dated March 23, 2004 (the "Prospectus Supplement"), to a Registration Statement on Form S-3, Registration No. 333-111401 (the "Registration Statement") filed by ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 5,060,000 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), including 660,000 shares subject to an underwriters' over-allotment option. The Shares are to be sold to Lehman Brothers Inc., , Lazard Freres & Co., LLC, Adams, Harkness & Hill, Inc., JMP Securities LLC and Rodman & Renshaw, LLC (collectively, the "Underwriters) pursuant to an Underwriting Agreement dated March 23, 2004 between the Company and the Underwriters (the "Underwriting Agreement"), which Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation, as amended, and Restated Bylaws, as amended; the minutes of all pertinent meetings of directors of the Company relating to the Registration Statement, the Prospectus Supplement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; and the Prospectus Supplement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.




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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

March 23, 2003
Page 2


         Our opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                         Very truly yours,

                         /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                         -------------------------------------------------------
                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.